UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                                    On August 2, 2011, Appliance Recycling Centers of America, Inc. (the “Company”) expanded its Board of Directors from five to seven directors, and the Board of Directors appointed Mr. Steven Lowenthal and Mr. Stanley Goldberg to serve as independent directors.  The Company’s Board of Directors appointed Mr. Lowenthal and Mr. Goldberg who are considered independent directors, upon the recommendation of its Corporate Governance and Nominating Committee.  Both Mr. Lowenthal and Mr. Goldberg’s term of office will continue until the next annual meeting of shareholders in 2012. Mr. Lowenthal has been appointed to the Company’s Audit Committee. Mr. Goldberg has been appointed to the Company’s Compensation and Benefits Committee.

Mr. Lowenthal, 52, is Co-CEO and shareholder of SPECTRUM Commercial Services Company (“SPECTRUM”) in Bloomington, Minnesota where he has been employed since 1996.  SPECTRUM provides commercial financing services to businesses. Prior to 1996, Mr. Lowenthal was a senior account executive at US Bank’s asset based lending division and served as a portfolio manager at SIMCOR Business Credit.  Mr. Lowenthal has an undergraduate degree in business from the University of Minnesota and a law degree from the William Mitchell College of Law and has completed graduate level business courses for an MBA degree.  He is a member of the Commercial Financial Association.

Mr. Goldberg, 65, is CEO of Vanguard Graphics International (“Vanguard”) in Eagan, Minnesota where he has been employed since 2008.  Vanguard is a privately held company that manages companies in the graphic arts industry.  Prior to 2008, Mr. Goldberg was employed in executive level positions with various companies including PrintWare, LLC from 2001 to 2008, Goldmark Advisors, LLC from 1999 to 2001.  Earlier in his career he held various management positions with General Electric Company.  Mr. Goldberg has an undergraduate degree in business from West Virginia University and has completed graduate level business courses for an MBA degree from the University of New Haven.

There are no arrangements or understandings between Mr. Lowenthal or Mr. Goldberg and any other person pursuant to which they were elected as a director.  There are no transactions in which Mr. Lowenthal or Mr. Goldberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.  From August 1996 through January 2011, the Company maintained a line of credit with SPECTRUM Commercial Services Company, of which Mr. Lowenthal is Co-CEO and shareholder.  The line of credit was replaced by a new credit agreement with a different lender on January 24, 2011.

As non-employee directors, both Mr. Lowenthal and Mr. Goldberg are entitled to receive awards of stock options for the purchase of 7,500 shares of common stock at the date of appointment and on the date of the Company’s annual shareholders’ meeting under our 2011 Stock Compensation Plan.  Generally, such awards become exercisable in full six months after the date of grant and expire ten years after the date of grant.  In addition, our non-employee directors receive an annual retainer of $15,000, paid quarterly on the first day of each quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: August 5, 2011	/s/ Peter P. Hausback
Peter P. Hausback
EVP and Chief Financial Officer